Exhibit 99.1

Revlon Reports Third Quarter 2018 Results and Announces 2018 Optimization Program

NEW YORK--(BUSINESS WIRE)--November 9, 2018--Revlon, Inc. (NYSE:REV) today announced its results for the quarter ended September 30, 2018.

Quarter ended September 30, 2018 summary developments:1

  As Reported net sales were $655.4 million in the third quarter of 2018, compared to $666.5 million during the prior-year period. On a constant currency basis, net sales were slightly positive year-over-year driven by strong growth in our Revlon segment in North America and our Elizabeth Arden segment.
  As Reported operating income was $2.3 million in the third quarter of 2018, compared to operating loss of $5.4 million in the prior-year period. Excluding $16.5 million in charges related to the SAP service level disruptions and other Non-Operating Items, adjusted operating income was $26.0 million in the third quarter of 2018, compared to $14.3 million in the prior-year period. The higher As Reported operating income was driven by lower selling, general and administrative expenses, mainly attributed to lower brand support due to the re-phasing of marketing initiatives, as well as lower acquisition and integration costs in the current quarter.
  As Reported net loss was $11.1 million in the third quarter of 2018, compared to $32.4 million in the prior-year period. The lower net loss was driven by the higher operating income described above, as well as a larger tax benefit primarily due to the impact of the U.S. Tax Act.
  Adjusted EBITDA(a) was $72.4 million, compared to $53.7 million in the prior-year period, primarily driven by the factors described above.
  The Company today is also announcing the 2018 Optimization Program, which is expected to deliver in the range of approximately $125 million to $150 million of annualized cost reductions by the end of 2019.

“We are very pleased with our third quarter 2018 results and believe that they are reflective of the strength of our business strategy and efforts to stabilize our business operations. We are seeing strong growth in our strategic focus areas as we continue to work to build momentum across our businesses. Looking forward with the announcement of our 2018 Optimization Program, we are now re-allocating and re-aligning our resources to build new capabilities in higher-priority growth areas, as well as driving operational efficiencies to reduce our cost base. While this will lead to some headcount reductions, it is essential that we maximize the productivity of our resources across our businesses so that we can fully realize the benefits of our growth strategy in the future," said Debra Perelman, President and CEO of Revlon.

[1] The results discussed include the following measures: U.S. GAAP (“As Reported”); and non-GAAP (“Adjusted”), which excludes certain Non-Operating Items (as defined in Footnote (a)) from As Reported results. See footnote (a) for further discussion of the Company’s Adjusted measures. Reconciliations of As Reported results to Adjusted results are provided as an attachment to this release. In addition, where indicated, the Company analyzes and presents its results excluding the impact of foreign currency translation (“XFX”). Unless otherwise noted, the discussion is presented on an As Reported basis.

Third Quarter 2018 Results

Total Company Results

In calculating Adjusted results, adjustments were made for the Non-Operating Items described in footnote (a).

(USD millions, except per share data)	Three Months Ended September 30,
	2018		2017		As Reported	Adjusted (*)
	As Reported	Adjusted (*)	As Reported	Adjusted (*)	% Change	% Change

Net Sales	$655.4	$659.7	$666.5	$666.5	(1.7)%	(1.0)%
Gross Profit	350.4	367.0	376.0	376.3	(6.8)%	(2.5)%
Gross Margin	53.5%	55.6%	56.4%	56.5%	-290bps	-90bps
Operating Income (Loss) (**)	$2.3	$26.0	$(5.4)	$14.3	142.6%	81.8%
Adjusted EBITDA		72.4		53.7		34.8%
Net (Loss) Income	(11.1)	7.3	(32.4)	(19.9)	65.7%	136.7%
Diluted (Loss) Earnings per Common Share	$(0.21)	$0.14	$(0.61)	$(0.38)	65.6%	136.8%
(*)

Refer to footnote (a) to this Earnings Release for a discussion and reconciliation of our non-GAAP measures, including Adjusted Net Sales, Adjusted Gross Profit, Adjusted Operating Income (Loss), and Adjusted Net Income (Loss).

(**)	Adjusted Operating Loss for Q3 2018 excludes the impact of $16.5 million in charges related to the SAP service level disruptions.

Segment Results

Effective January 1, 2018, the Company began reporting its results under four new reporting segments: Revlon; Elizabeth Arden; Portfolio brands; and Fragrances, as it began to operate under a new brand-centric organizational structure built around four global brand teams. These four reporting segments are:

Revlon - The Revlon segment is comprised of the Company's flagship Revlon brands. The Revlon segment markets, distributes and sells products primarily in the mass retail channel, large volume retailers, chain drug and food stores, chemist shops, hypermarkets, general merchandise stores, e-commerce sites, television shopping, department stores, professional hair salons, one-stop shopping beauty retailers, specialty cosmetic stores and perfumeries in the U.S. and internationally under brands such as Revlon in color cosmetics; Revlon ColorSilk and Revlon Professional in hair color; Revlon in beauty tools; and Revlon in nail color.

Elizabeth Arden - The Elizabeth Arden segment is comprised of the Company's Elizabeth Arden branded products. The Elizabeth Arden segment markets, distributes and sells fragrances, skin care and color cosmetics primarily to prestige retailers, department and specialty stores, perfumeries, boutiques, e-commerce sites, the mass retail channel, travel retailers and distributors, as well as direct sales to consumers via its Elizabeth Arden branded retail stores and ElizabethArden.com e-commerce business in the U.S. and internationally under brands such as Elizabeth Arden Ceramide, Prevage, Eight Hour, SUPERSTART, Visible Difference and Skin Illuminating in the Elizabeth Arden skin care brands; and Elizabeth Arden White Tea, Elizabeth Arden Red Door, Elizabeth Arden 5th Avenue and Elizabeth Arden Green Tea in Elizabeth Arden fragrances.

Portfolio brands - The Company’s Portfolio segment markets, distributes and sells a comprehensive line of premium, specialty and mass products primarily to the mass retail channel, hair and nail salons and professional salon distributors in the U.S. and internationally and large volume retailers, specialty and department stores under brands such as Almay and SinfulColors in color cosmetics; CND in nail polishes and nail enhancements, including CND Shellac and CND Vinylux nail polishes; Cutex nail care products; Pure Ice in nail polishes; American Crew in men’s grooming products; and Mitchum in anti-perspirant deodorants. The Portfolio segment also includes a multi-cultural hair care line consisting of Creme of Nature hair care products, which are sold in professional salons, the mass retail channel and in large volume retailers and other retailers, primarily in the U.S.; and a body care line under the Natural Honey brand and a hair color line under the Llongueras brand (licensed from a third party) that are both sold in the mass retail channel, large volume retailers and other retailers, primarily in Spain.

Fragrances - The Fragrances segment includes the development, marketing and distribution of certain owned and licensed fragrances, as well as the distribution of prestige fragrance brands owned by third parties. These products are typically sold to retailers in the U.S. and internationally, including prestige retailers, specialty stores, e-commerce sites, the mass retail channel, travel retailers and other international retailers. The owned and licensed fragrances include brands such as Juicy Couture, John Varvatos, All Saints, La Perla, Wildfox, Charlie, Curve, Elizabeth Taylor, Britney Spears, Christina Aguilera, Shawn Mendes, Halston, Ed Hardy, Geoffrey Beene, Alfred Sung, Giorgio Beverly Hills, Lucky Brand, Paul Sebastian, White Shoulders and Jennifer Aniston.

Effective January 1, 2018, segment profit includes the allocation of corporate expenses, as these expenses are included in segment operating performance. Segment profit has been adjusted for the prior-year period to conform to this methodology.

(USD millions)	Three Months Ended September 30,
	Net Sales
	As Reported		As Reported
	2018	2017	% Change	XFX % Change

Revlon	$249.5	$254.5	(2.0)%	—%
Elizabeth Arden	122.1	104.8	16.5%	18.5%
Portfolio Brands	138.4	147.9	(6.4)%	(4.5)%
Fragrances	145.4	159.3	(8.7)%	(7.7)%
Total	$655.4	$666.5	(1.7)%	0.1%

	Three Months Ended September 30,
	Segment Profit
	As Reported		As Reported
	2018	2017	% Change	XFX % Change

Revlon	$36.8	$22.4	64.3%	67.9%
Elizabeth Arden	6.6	1.6	N.M.	N.M.
Portfolio Brands	2.1	7.7	(72.7)%	(72.7)%
Fragrances	26.9	22.0	22.3%	23.6%
Total	$72.4	$53.7	34.8%	38.0%

Revlon Segment

Revlon segment net sales in the third quarter of 2018 were $249.5 million, a 2.0% decrease compared to the prior-year period, driven by lower net sales of Revlon color cosmetics, primarily internationally due to the Oxford, N.C. service level disruptions, offset by higher net sales of the brand in North America, as retailers replenished inventory levels.

Revlon segment profit increased by 64.3% in the third quarter of 2018 compared to the prior-year period, primarily driven by lower brand support expenses due to the re-phasing of marketing initiatives.

Elizabeth Arden Segment

Elizabeth Arden segment net sales in the third quarter of 2018 were $122.1 million, a 16.5% increase compared to the prior-year period, predominantly driven by the segment's higher net sales of Elizabeth Arden skin care products, including Ceramide and Prevage, primarily internationally.

Elizabeth Arden segment profit in the third quarter of 2018 was $6.6 million, compared to segment profit of $1.6 million in the prior-year period, primarily due to higher net sales, partially offset by the segment's higher distribution costs driven by geographic mix.

Portfolio Segment

Portfolio segment net sales of $138.4 million in the third quarter of 2018 decreased by 6.4% compared to the prior-year period, primarily driven by the segment's lower net sales of local and regional brands, partially offset by higher net sales of Almay color cosmetics as well as higher net sales of CND nail products as a result of Shellac nail polish innovation.

Portfolio segment profit in the third quarter of 2018 was $2.1 million, compared to segment profit of $7.7 million in the prior-year period, primarily as a result of the segment's lower net sales, partially offset by lower brand support expenses.

Fragrances Segment

Fragrances segment net sales of $145.4 million in the third quarter of 2018 decreased by 8.7% compared to the prior-year period, driven primarily by the segment's loss of certain licenses in 2018 and lower net sales of other licensed fragrances due to weakness in the mass retail channel and, in the prestige channel, because of retail store closures in North America, partially offset by new product launches.

As a result of the segment's realization of cost reductions principally associated with insourcing production capabilities and lower brand support expenses, Fragrances segment profit increased by 22.3% in the third quarter of 2018 compared to the prior-year period, despite the lower net sales.

Geographic Net Sales

Overall, net sales decreased on an As Reported Basis by 1.7%, as detailed below by segment for the Company's North America and International Regions.

(USD millions)	Three Months Ended September 30,
	2018 As Reported	2017 As Reported	As Reported % Change	As Reported XFX % Change
Net Sales:
Revlon
North America	$123.1	$116.8	5.4%	5.8%
International	126.4	137.7	(8.2)%	(4.9)%
Elizabeth Arden
North America	$40.3	$37.0	8.9%	10.3%
International	81.8	67.8	20.6%	23.0%
Portfolio Brands
North America	$88.1	$81.5	8.1%	8.5%
International	50.3	66.4	(24.2)%	(20.5)%
Fragrances
North America	$99.3	$108.6	(8.6)%	(8.3)%
International	46.1	50.7	(9.1)%	(6.5)%
Total Net Sales[1]	$655.4	$666.5	(1.7)%	0.1%

Total Net Sales Summary
North America	$350.8	$343.9	2.0%	2.5%
International	304.6	322.6	(5.6)%	(2.5)%
[1] As Reported net sales includes the impact of $4.3 million of costs related to the service level disruptions at the Oxford, N.C. manufacturing facility.

Revlon Segment

In North America, Revlon segment net sales of $123.1 million in the third quarter of 2018 increased by 5.4% compared to the prior-year period, primarily due to higher net sales of Revlon color cosmetics as retailers replenished inventory levels, partially offset by the brand's consumption declines within the U.S. mass retail channel.

In International, Revlon segment net sales of $126.4 million in the third quarter of 2018 decreased by 8.2% compared to the prior-year period, due to lower net sales of Revlon color cosmetics, primarily resulting from the Oxford, N.C. service level disruptions.

Elizabeth Arden Segment

In North America, Elizabeth Arden segment net sales were $40.3 million in the third quarter of 2018, an increase of 8.9% compared to the prior-year period, primarily due to higher net sales of skin care products, partially offset by decreased net sales resulting from retail store closures.

In International, Elizabeth Arden segment net sales of $81.8 million in the third quarter of 2018 increased by 20.6% compared to the prior-year period, primarily driven by higher net sales of skin care products within the Company's Travel Retail business and Asia region.

Portfolio Segment

In North America, Portfolio segment net sales of $88.1 million in the third quarter of 2018 increased by 8.1% compared to the prior-year period, primarily driven by higher net sales of Almay color cosmetics as retailers replenished inventory levels, as well as higher net sales of CND nail products due to recent innovation.

In International, Portfolio segment net sales of $50.3 million in the third quarter of 2018 decreased by 24.2% compared to the prior-year period, primarily due to the segment's lower net sales of local and regional brands, as well as the Oxford, N.C. service level disruptions.

Fragrances Segment

In North America, Fragrances segment net sales of $99.3 million in the third quarter of 2018 decreased by 8.6% compared to the prior-year period, primarily driven by the loss of certain licensed designer and celebrity fragrances, as well as lower net sales due to weakness in the mass retail channel and, in the prestige channel, due to retail store closures.

In International, Fragrances segment net sales of $46.1 million in the third quarter of 2018 decreased by 9.1% compared to the prior-year period, primarily due to the loss of certain licensed fragrance brands, partially offset by new product launches.

Cash Flow

Net cash used in operating activities in the first nine months of 2018 was $296.7 million, compared to $274.2 million for the prior-year period. Free cash flow(a) used in the first nine months of 2018 was $338.3 million, compared to $343.7 million used in the prior-year period. These changes were primarily driven by the higher net loss attributed to lower net sales as compared to the prior-year period and increases in working capital.

Liquidity Update

As of September 30, 2018, the Company had approximately $87.1 million of available liquidity, consisting of $61.8 million of unrestricted cash and cash equivalents, $39.0 million of available borrowing capacity under the 2018 Senior Unsecured Line of Credit (which had $11.0 million drawn as of such date), as well as $1.0 million in available borrowing capacity under the Revolving Credit Facility (which had $408.3 million drawn as of such date), less float of $14.7 million.

As of October 31, 2018, the Company had approximately $113 million of available liquidity, consisting of $67 million of unrestricted cash and cash equivalents, $40 million of available borrowing capacity under the 2018 Senior Unsecured Line of Credit (which had $10 million drawn as of such date), as well as $12 million in available borrowing capacity under the Revolving Credit Facility (which had $397 million drawn as of such date), less float of $6 million.

2018 Optimization Program

The Company is initiating a new 2018 Optimization Program designed to streamline the Company’s operations, reporting structures and business processes, with the objective of maximizing productivity and improving profitability, cash flows and liquidity.

The major initiatives underlying the 2018 Optimization Program include:

  Optimizing Global Supply Chain: Realizing manufacturing efficiencies and rationalizing our global warehouse network and office locations to drive greater efficiency, lower our cost base and enhance our speed-to-market capabilities for new innovations.
  Enhancing In-Market Execution: Optimizing our commercial and organizational structures to create more efficient global and regional capabilities.
  Reducing Overhead Costs and Streamlining Functions: Streamlining functions and workflows by leveraging technology and shared services and standardizing and simplifying our business processes, leading to greater agility and faster decision-making.

The Company expects that the actions to be implemented under the 2018 Optimization Program will be substantially completed by December 31, 2019 and it is currently projected to result in annualized cost reductions in the range of approximately $125 million to $150 million by the end of 2019. In connection with implementing the 2018 Optimization Program, the Company expects to recognize approximately $30 million to $40 million of total pre-tax restructuring and related charges, consisting of employee-related costs, such as severance, pension and other termination costs, as well as related third party expenses. The Company also expects to incur approximately $10 million of additional capital expenditures. Of the restructuring charges, the Company expects that it will record in the fourth quarter of 2018 an estimated pre-tax restructuring charge of approximately $8 million to $10 million, with the balance to be recognized in 2019. Approximately 85% of the restructuring charges are expected to be paid in cash, with approximately $6 million to $8 million expected to be paid in 2018 and $20 million to $26 million in 2019.

Third Quarter 2018 Results Conference Call

The Company will host a conference call with members of the investment community today, November 9, 2018, at 8:30 A.M. NYC time to discuss its third quarter 2018 financial results. Access to the call is available to the public at www.revloninc.com.

Footnotes to Press Release

(a) Non-GAAP Financial Measures: EBITDA; Adjusted EBITDA; Adjusted net sales; Adjusted operating loss/income; Adjusted net income/loss; Adjusted gross profit; Adjusted gross margin; Adjusted diluted loss per common share and free cash flow (together, the “Non-GAAP Measures”) are non-GAAP financial measures. See the reconciliations of such Non-GAAP Measures to their most directly comparable GAAP measures in the accompanying financial tables, to the extent not otherwise directly reconciled in the Company’s financial results.

The Company defines EBITDA as income from continuing operations before interest, taxes, depreciation, amortization, gains/losses on foreign currency fluctuations, gains/losses on the early extinguishment of debt and miscellaneous expenses (the foregoing being the “EBITDA Exclusions”). The Company presents Adjusted EBITDA to exclude the impact of non-cash stock compensation expense, the EBITDA Exclusions and certain other non-operating items that are not directly attributable to the Company's underlying operating performance (the “Non-Operating Items”). The following table identifies the Non-Operating Items excluded in the presentation of Adjusted EBITDA for all periods:

(USD millions)	Q3 2018	Q3 2017
Income / (Loss) Adjustments to EBITDA
Non-Operating Items:
Non-cash stock compensation expense	$6.3	$1.5
Restructuring and related charges	3.8	6.6
Acquisition and integration costs	3.4	12.7
Oxford SAP disruption-related charges	16.5	—
Deferred consideration for CBB acquisition	—	0.3
Elizabeth Arden 2016 Business Transformation program	—	0.1

Adjusted net loss and adjusted diluted loss per common share exclude the after-tax impact of the Non-Operating Items from As Reported net loss.

The Company excludes the EBITDA Exclusions and Non-Operating Items, as applicable, in calculating the Non-GAAP Measures because the Company's management believes that some of these items may not occur in certain periods, the amounts recognized can vary significantly from period to period and/or these items do not facilitate an understanding of the Company's underlying operating performance.

Free cash flow is defined as net cash provided by operating activities, less capital expenditures for property, plant and equipment. Free cash flow excludes proceeds on sale of discontinued operations. Free cash flow does not represent the residual cash flow available for discretionary expenditures, as it excludes certain expenditures such as mandatory debt service requirements, which for the Company are significant.

The Company's management uses the Non-GAAP Measures as operating performance measures, and in the case of free cash flow, as a liquidity measure (in conjunction with GAAP financial measures), as an integral part of its reporting and planning processes and to, among other things: (i) monitor and evaluate the performance of the Company's business operations, financial performance and overall liquidity; (ii) facilitate management's internal comparisons of the Company's historical operating performance of its business operations; (iii) facilitate management's external comparisons of the results of its overall business to the historical operating performance of other companies that may have different capital structures and debt levels; (iv) review and assess the operating performance of the Company's management team and, together with other operational objectives, as a measure in evaluating employee compensation, including bonuses and other incentive compensation; (v) analyze and evaluate financial and strategic planning decisions regarding future operating investments; and (vi) plan for and prepare future annual operating budgets and determine appropriate levels of operating investments.

Management believes that the Non-GAAP Measures are useful to investors to provide them with disclosures of the Company's operating results on the same basis as that used by management. Management believes that the Non-GAAP Measures provide useful information to investors about the performance of the Company's overall business because such measures eliminate the effects of certain charges that are not directly attributable to the Company's underlying operating performance. Additionally, management believes that providing the Non-GAAP Measures enhances the comparability for investors in assessing the Company’s financial reporting. Management believes that free cash flow is useful for investors because it provides them with an important perspective on the cash available for debt service and other strategic measures, after making necessary capital investments in property and equipment to support the Company's ongoing business operations, and provides them with the same measures that management uses as the basis for making resource allocation decisions.

Accordingly, the Company believes that the presentation of the Non-GAAP Measures, when used in conjunction with GAAP financial measures, are useful financial analytical measures that are used by management, as described above, and therefore can assist investors in assessing the Company's financial condition, operating performance and underlying strength. The Non-GAAP Measures should not be considered in isolation or as a substitute for their respective most directly comparable As Reported financial measures prepared in accordance with GAAP, such as net income/loss, operating income/loss, diluted earnings/loss per share or net cash provided by (used in) operating activities. Other companies may define such non-GAAP measures differently. Also, while EBITDA and Adjusted EBITDA, as used in this release, are defined differently than Adjusted EBITDA for the Company's credit agreements and indentures, certain financial covenants in its borrowing arrangements are tied to similar financial measures. These non-GAAP financial measures should be read in conjunction with the Company's financial statements and related footnotes filed with the SEC.

(b) Segment profit is defined as income from continuing operations for each of the Company's Revlon, Elizabeth Arden, Portfolio brands and Fragrances segments, excluding the EBITDA Exclusions. Segment profit also excludes the impact of certain items that are not directly attributable to the segments' underlying operating performance, including the impact of the Non-Operating Items noted above in footnote (a). The Company does not have any material inter-segment sales.

FORWARD-LOOKING STATEMENTS

Statements made in this press release, which are not historical facts, are forward-looking and are provided pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date they are made and the Company undertakes no obligation to publicly update any forward-looking statement, whether to reflect actual results of operations; changes in financial condition; changes in general U.S. or international economic or industry conditions and/or conditions in the Company’s reportable segments; changes in estimates, expectations or assumptions; or other circumstances, conditions, developments and/or events arising after the issuance of this press release, except for the Company's ongoing obligations under the U.S. federal securities laws. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on preliminary or potentially inaccurate estimates and assumptions that could cause actual results to differ materially from those expected or implied by the estimated financial information. Such forward-looking statements include, among other things: (i) the Company’s belief that its third quarter 2018 results are reflective of the strength of the Company’s business strategy and efforts to stabilize its business operations and that it is seeing strong growth in its strategic focus areas as it continues to work to build momentum across its businesses; (ii) the Company’s plans to initiate a new 2018 Optimization Program designed to streamline the Company’s operations, reporting structures and business processes, with the objective of maximizing productivity and improving profitability, cash flows and liquidity, with the major initiatives underlying such program including: (a) optimizing its global supply chain and realizing manufacturing efficiencies and rationalizing its global warehouse network and office locations to drive greater efficiency, lower its cost base and enhance its speed-to-market capabilities for new innovations; (b) enhancing in-market execution and optimizing its commercial and organizational structures to create more efficient global and regional capabilities; and (c) reducing overhead costs and streamlining functions and workflows by leveraging technology and shared services and standardizing and simplifying its business processes, leading to greater agility and faster decision-making; (iii) the Company’s expectations regarding the amount and timing of the charges and payments related to the 2018 Optimization Program, including that (a) it will recognize approximately $30 million to $40 million of total pre-tax restructuring and related charges, consisting of employee-related costs, such as severance, pension and other termination costs, as well as related third party expenses; (b) it will incur approximately $10 million of additional capital expenditures; (c) of the restructuring charges, it will record in the fourth quarter of 2018 an estimated pre-tax restructuring charge of approximately $8 million to $10 million, with the balance to be recognized in 2019; and (d) approximately 85% of the restructuring charges are to be paid in cash, with approximately $6 million to $8 million expected to be paid in 2018 and $20 million to $26 million in 2019; (iv) the Company’s expectation that it will substantially complete the actions to be implemented under the 2018 Optimization Program by December 31, 2019; (v) the Company’s projection that the 2018 Optimization Program will result in annualized cost reductions in the range of approximately $125 million to $150 million by the end of 2019; and (vi) in connection with the 2018 Optimization Program, the Company’s plans to re-allocate and re-align its resources to build new capabilities in higher-priority growth areas, as well as drive operational efficiencies to reduce its cost base and the Company’s plans to maximize the productivity of its resources across its businesses to fully realize the benefits of its growth strategy in the future. Actual results may differ materially from the Company's forward-looking statements for a number of reasons, including as a result of the risks and other items described in Revlon’s filings with the SEC, including, without limitation, in Revlon’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and any amendments thereto filed with the SEC during 2017 and 2018 (which may be viewed on the SEC’s website at http://www.sec.gov or on Revlon, Inc.’s website at http://www.revloninc.com). Additional important factors that could cause actual results to differ materially from those indicated by the Company’s forward-looking statements include risks, unanticipated circumstances and/or uncertainties relating to: (i) less than expected results from the Company’s business strategy and/or unanticipated circumstances or results that may adversely affect the Company's financial performance and/or its ability to stabilize its business operations, grow in its strategic focus areas and/or build momentum across its businesses, such as due to less than effective new product innovation and development and/or greater than expected investments or unanticipated costs to achieve such initiatives; (ii) difficulties with, delays in or the Company’s inability to successfully complete the actions underlying the 2018 Optimization Program, in whole or in part, which could result in less than expected operating and financial benefits from such actions, such as difficulties with, delays in or the Company’s inability to generate reductions in its cost base and/or overhead costs; (iii) higher than anticipated restructuring charges and/or payments and/or changes in the expected timing of such charges and/or payments; (iv) delays in completing the actions underlying the 2018 Optimization Program, which could reduce and/or defer the benefits expected to be realized from such activities; (v) less than anticipated annualized cost reductions from the 2018 Optimization Program and/or changes in the timing of realizing such cost reductions, such as due to less than anticipated resources to fund such activities and/or more than expected costs to achieve the expected cost reductions; and/or (vi) difficulties and/or delays in re-allocating and re-aligning the Company’s resources that adversely affects the Company’s ability to build new capabilities in higher-priority growth areas or generate operational efficiencies to reduce its cost base or that adversely affects the Company’s ability to maximize the productivity of its resources across its businesses and the Company’s ability to fully realize the benefits of its growth strategy in the future. Factors other than those referred to above could also cause Revlon’s results to differ materially from expected results. Additionally, the business and financial materials and any other statement or disclosure on, or made available through, Revlon’s website or other websites referenced herein shall not be incorporated by reference into this press release.

REVLON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(dollars in millions, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(Unaudited)		(Unaudited)

Net sales	$655.4	$666.5	$1,822.9	$1,907.1
Cost of sales	305.0	290.5	807.2	824.4
Gross profit	350.4	376.0	1,015.7	1,082.7
Selling, general and administrative expenses	340.8	362.3	1,087.1	1,074.5
Acquisition and integration costs	3.4	12.7	12.0	40.2
Restructuring charges and other, net	3.9	6.4	13.9	11.3
Loss on disposal of minority investment	—	—	20.1	—
Operating income (loss)	2.3	(5.4)	(117.4)	(43.3)

Other expenses:
Interest expense	46.4	38.6	129.1	110.3
Amortization of debt issuance costs	3.8	2.3	9.1	6.8
Foreign currency losses (gains), net	1.1	(3.1)	10.7	(16.8)
Miscellaneous, net	0.4	0.4	0.6	1.8
Other expenses	51.7	38.2	149.5	102.1

Loss from continuing operations before income taxes	(49.4)	(43.6)	(266.9)	(145.4)
Benefit from income taxes	(38.7)	(10.8)	(43.1)	(37.8)
Loss from continuing operations, net of taxes	(10.7)	(32.8)	(223.8)	(107.6)
(Loss) income from discontinued operations, net of taxes	(0.4)	0.4	(0.1)	1.3
Net loss	$(11.1)	$(32.4)	$(223.9)	$(106.3)

Other comprehensive (loss) income:
Foreign currency translation adjustments, net of tax	(4.9)	(1.2)	(12.3)	5.3
Amortization of pension related costs, net of tax	2.3	2.0	6.5	6.1
Pension curtailment, net of tax	—	—	—	2.6
Reclassification into earnings of accumulated losses from the de-designated 2013 Interest Rate Swap, net of tax	—	0.6	0.7	1.8
Other comprehensive (loss) income	(2.6)	1.4	(5.1)	15.8
Total comprehensive loss	$(13.7)	$(31.0)	$(229.0)	$(90.5)

Basic (loss) earnings per common share:
Continuing operations	$(0.20)	$(0.62)	$(4.24)	$(2.04)
Discontinued operations	(0.01)	0.01	—	0.02
Net loss	$(0.21)	$(0.61)	$(4.24)	$(2.02)

Diluted (loss) earnings per common share:
Continuing operations	$(0.20)	$(0.62)	$(4.24)	$(2.04)
Discontinued operations	(0.01)	0.01	—	0.02
Net loss	$(0.21)	$(0.61)	$(4.24)	$(2.02)

Weighted average number of common shares outstanding:
Basic	52,834,879	52,615,412	52,777,883	52,584,954
Diluted	52,834,879	52,615,412	52,777,883	52,584,954

REVLON, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
(dollars in millions)

	September 30,	December 31,
	2018	2017
	(Unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$61.8	$87.1
Trade receivables, net	441.6	444.8
Inventories	587.6	497.9
Prepaid expenses and other current assets	171.2	113.4
Total current assets	1,262.2	1,143.2
Property, plant and equipment, net	358.4	372.7
Deferred income taxes	198.0	138.0
Goodwill	692.1	692.5
Intangible assets, net	560.1	592.1
Other assets	117.5	118.4
Total assets	$3,188.3	$3,056.9

LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Current liabilities:
Short-term borrowings	$21.4	$12.4
Current portion of long-term debt	420.3	170.2
Accounts payable	363.2	336.9
Accrued expenses and other current liabilities	411.6	412.8
Total current liabilities	1,216.5	932.3
Long-term debt	2,731.4	2,653.7
Long-term pension and other post-retirement plan liabilities	164.1	172.8
Other long-term liabilities	64.5	68.5
Total stockholders' deficiency	(988.2)	(770.4)
Total liabilities and stockholders' deficiency	$3,188.3	$3,056.9

REVLON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in millions)
	Nine Months Ended
	September 30,
	2018	2017
	(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(223.9)	$(106.3)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	119.4	111.7
Foreign currency losses (gains) from re-measurement	10.7	(20.8)
Amortization of debt discount	0.9	0.9
Stock-based compensation amortization	14.8	5.9
Benefit from deferred income taxes	(61.5)	(53.2)
Amortization of debt issuance costs	9.1	6.8
Non-cash loss on disposal of minority investment	18.6	—
Loss on sale of certain assets	0.6	1.5
Pension and other post-retirement cost	2.0	1.9
Change in assets and liabilities:
Increase in trade receivables	(7.0)	(25.1)
Increase in inventories	(100.3)	(121.6)
Increase in prepaid expenses and other current assets	(60.5)	(13.1)
Increase in accounts payable	39.3	36.4
Decrease in accrued expenses and other current liabilities	(1.6)	(51.8)
Pension and other post-retirement plan contributions	(6.1)	(5.8)
Purchases of permanent displays	(57.0)	(37.3)
Other, net	5.8	(4.3)
Net cash used in operating activities	(296.7)	(274.2)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(41.6)	(69.5)
Net cash used in investing activities	(41.6)	(69.5)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net increase in short-term borrowings and overdraft	2.3	1.2
Net borrowings under the 2016 Revolving Credit Facility	251.3	243.9
Net borrowings under the 2018 Foreign Asset-Based Term Loan	89.4	—
Repayments under the 2016 Term Loan Facility	(13.5)	(13.5)
Payment of financing costs	(9.4)	(1.1)
Tax withholdings related to net share settlements of restricted stock units and awards	(3.6)	(2.5)
Other financing activities	0.1	(1.3)
Net cash provided by financing activities	316.6	226.7
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(3.2)	9.4
Net decrease in cash, cash equivalents and restricted cash	(24.9)	(107.6)
Cash, cash equivalents and restricted cash at beginning of period	87.4	186.8
Cash, cash equivalents and restricted cash at end of period	$62.5	$79.2
Supplemental schedule of cash flow information:
Cash paid during the period for:
Interest	$131.4	$124.5
Income taxes, net of refunds	11.7	11.1

REVLON, INC. AND SUBSIDIARIES
EBITDA AND ADJUSTED EBITDA RECONCILIATION
(dollars in millions)

	Three Months Ended September 30,
	2018	2017
	(Unaudited)

Reconciliation to net loss:

Net loss	$(11.1)	$(32.4)
(Loss) income from discontinued operations, net of taxes	(0.4)	0.4
Loss from continuing operations, net of taxes	(10.7)	(32.8)

Interest expense	46.4	38.6
Amortization of debt issuance costs	3.8	2.3
Foreign currency losses (gains), net	1.1	(3.1)
Benefit from income taxes	(38.7)	(10.8)
Depreciation and amortization	40.1	37.9
Miscellaneous, net	0.4	0.4

EBITDA	$42.4	$32.5

Non-operating items:
Non-cash stock compensation expense	6.3	1.5
Restructuring and related charges	3.8	6.6
Acquisition and integration costs	3.4	12.7
Oxford SAP disruption-related charges	16.5	—
Deferred consideration for CBB acquisition	—	0.3
Elizabeth Arden 2016 Business Transformation program	—	0.1

Adjusted EBITDA	$72.4	$53.7

REVLON, INC. AND SUBSIDIARIES
SEGMENT PROFIT, ADJUSTED EBITDA AND ADJUSTED OPERATING LOSS RECONCILIATION
(dollars in millions)

	Three Months Ended September 30,
	2018	2017
	(Unaudited)

Segment Net Sales:
Revlon	$249.5	$254.5
Elizabeth Arden	122.1	104.8
Portfolio Brands	138.4	147.9
Fragrances	145.4	159.3
Total Segment Net Sales	$655.4	$666.5

Segment Profit:
Revlon	$36.8	$22.4
Elizabeth Arden	6.6	1.6
Portfolio Brands	2.1	7.7
Fragrances	26.9	22.0
Total Segment Profit/Adjusted EBITDA	$72.4	$53.7

Reconciliation to loss from continuing operations before income taxes:
Loss from continuing operations before income taxes	$(49.4)	$(43.6)

Interest expense	46.4	38.6
Amortization of debt issuance costs	3.8	2.3
Foreign currency losses (gains), net	1.1	(3.1)
Miscellaneous, net	0.4	0.4
Operating income (loss)	2.3	(5.4)

Non-operating items:
Restructuring and related charges	3.8	6.6
Acquisition and integration costs	3.4	12.7
Oxford SAP disruption-related charges	16.5	—
Deferred consideration for CBB acquisition	—	0.3
Elizabeth Arden 2016 Business Transformation program	—	0.1
Adjusted Operating income	26.0	14.3

Non-cash stock compensation expense	6.3	1.5
Depreciation and amortization	40.1	37.9

Adjusted EBITDA	$72.4	$53.7

REVLON, INC. AND SUBSIDIARIES
ADJUSTED NET SALES RECONCILIATION
(dollars in millions)

	Three Months Ended
	September 30,
	2018	2017
	(Unaudited)

Net Sales	$655.4	$666.5

Non-operating items:
Oxford SAP disruption-related charges	4.3	—

Adjusted Net Sales	$659.7	$666.5

REVLON, INC. AND SUBSIDIARIES
ADJUSTED GROSS PROFIT RECONCILIATION
(dollars in millions)

	Three Months Ended September 30,
	2018	2017
	(Unaudited)

Gross Profit	$350.4	$376.0

Non-operating items:
Restructuring and related charges	0.1	0.3
Oxford SAP disruption-related charges	16.5	—

Adjusted Gross Profit	$367.0	$376.3

REVLON, INC. AND SUBSIDIARIES
ADJUSTED NET LOSS AND ADJUSTED DILUTED LOSS PER SHARE RECONCILIATION
(dollars in millions, except share and per share amounts)

	Three Months Ended September 30,
	2018	2017
	(Unaudited)

Reconciliation to net loss and diluted loss per share:
Net loss	$(11.1)	$(32.4)

Non-operating items (after-tax):
Restructuring and related charges	3.2	4.2
Acquisition and integration costs	2.7	8.0
Oxford SAP disruption-related charges	12.5	—
Deferred consideration for CBB acquisition	—	0.3
Elizabeth Arden 2016 Business Transformation program	—	—

Adjusted net income (loss)	$7.3	$(19.9)

Net income (loss):
Diluted loss per common share	(0.21)	(0.61)
Adjustment to diluted loss per common share	0.35	0.23
Adjusted diluted earnings (loss) per common share	$0.14	$(0.38)

U.S. GAAP weighted average number of common shares outstanding:
Diluted	52,834,879	52,615,412

REVLON, INC. AND SUBSIDIARIES
FREE CASH FLOW RECONCILIATION
(dollars in millions)

	Nine Months Ended September 30,
	2018	2017
	(Unaudited)

Reconciliation to net cash used in operating activities:

Net cash used in operating activities	$(296.7)	$(274.2)

Less capital expenditures	(41.6)	(69.5)

Free cash flow	$(338.3)	$(343.7)

CONTACT:
Investor Relations:
Revlon, Inc.
212-527-5230
Eric.warren@revlon.com